SETTLEMENT AGREEMENT AND RELEASE

This SETTLEMENT AGREEMENT AND RELEASE is entered into this 29th day of June, 2005 (the "Effective Date") by and between Xtend Communications Corp. having a principal place of business at 171 Madison Avenue, New York, New York 10016 ("Xtend") and Xten Networks, Inc. having a place of business at 5201 Great America Parkway, Suite 320, Santa Clara, California 95054 ("XNI").

WHEREAS, Xtend is the owner of U.S. Trademark Registration Nos. 2,614,137 and 2,630,138 for XTEND covering "computer telephony software," in Class 9 and "computer software design for others, namely, designing customized programs for office management systems," in Class 42, respectively (hereafter collectively the "XTEND Marks");

WHEREAS XNI commenced use of the term XTEN as a trademark and trade name in connection with computer telephony products and services on or around 2002 (the trademark, trade name and corresponding application hereinafter collectively referred to as the "XTEN Mark");

WHEREAS, Xtend filed a civil action against XNI in the United States District Court for the Southern District of New York on April 18, 2005, Civil Number 05 CV 3930 (SHS) (the "Action");

WHEREAS Xtend and XNI have agreed to resolve forever and finally all claims and issues between them arising from and relating to XNI's use of the XTEN Mark;

NOW THEREFORE in consideration for the promises set forth herein, and for other good and valuable consideration received, Xtend and XNI hereby agree as follows:

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1.          XNI agrees to cease manufacture, distribution and sale by September 29, 2005 of all goods bearing the XTEN Mark. XNI will not engage in domestic or international sales of such goods after September 29, 2005.

2.          XNI agrees to cease all use of the XTEN Mark in connection with services, including informational services, relating to data communications software, namely, voice over internet protocol communication software; video over internet protocol software; software for transmitting audio and video data via internet protocol; internet telephony software; softphones; instant messaging software or any other services in the field of computer telephony, by September 29, 2005. XNI will not engage in domestic or international sales and/or offering of such services after September 29, 2005.

3.          XNI shall provide Xtend with evidence that it has selected an alternative company name and trademark. Such evidence shall be in the form of a press release issued on September 19, 2005, in conjunction with its attendance at Fall VON, distributed via PR Newswire, electronic mail and on the new XNI Web site, announcing the new company name and trademark to be adopted by XNI.

4.          Within thirty (30) days after September 29, 2005, XNI shall provide to Xtend a certificate confirming the destruction of all inventory, except that identified in Paragraph 5 below, of product packaging and marketing materials bearing the XTEN Mark in the form of Exhibit A attached hereto.

5.          XNI shall be permitted to maintain copies of product packaging and /or marketing materials that bear the XTEN Mark, provided that such packaging/materials (i) bear one or more trademark(s) owned by XNI that is/are not the XTEN Mark; and (ii) shall not be distributed

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publicly for commercial purposes, but rather shall be maintained as internal documents for evidentiary and record keeping purposes relating to that/those other mark(s) only.

6.          XNI, its parent companies, subsidiaries, predecessors and successors-in-interest, and/or anyone acting under its direction or control, agrees that it will, and instruct its licensees to, cease and refrain forever from any and all use anywhere of any trade name, trademark, service mark, domain name, or other designation comprising or incorporating the term XTEN, or any term that is confusingly similar to or a colorable imitation of the term XTEND, whether visually or phonetically the same or similar thereto, alone or in combination with other words, in connection with computer telephony goods and services.

7.          In the event that XNI breaches this Settlement Agreement by manufacturing, distributing or selling goods bearing the XTEN Mark and/or offering computer telephony services under the XTEN Mark or any other mark confusingly similar to the XTEND Marks after September 29, 2005, XNI agrees that the harm to Xtend would be irreparable; that monetary damages alone would not be a sufficient remedy; and that Xtend would then be entitled to entry of injunctive relief in the U.S. District Court for the Southern District of New York, barring all subsequent manufacture, distribution and sale of goods bearing the XTEN Mark and/or the offering of computer telephony services under the XTEN Mark, or any other mark which is confusingly similar to the XTEND Marks.

8.          XNI agrees that it shall be subject to the jurisdictional requirements of the courts of the State of New York and shall waive all objections to personal and subject matter jurisdiction only in connection with the enforcement of this Settlement Agreement and Release.

9.          Except as provided herein, Xtend hereby releases and discharges XNI, its subsidiaries, predecessors, successors, divisions, affiliates, and assigns, as well as their officers,

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directors, employees, and agents from any actions, causes of action, damages, judgments, liabilities, and claims of any kind whatsoever, in law or equity, which Xtend, its subsidiaries, successors, divisions, affiliates and assigns now have, have had, or may have in the future arising from or relating to the use of the XTEN Mark or any designation similar thereto, and from any claims for relief or causes of action that were or could have been asserted in the Action, from the beginning of time to the date of this Settlement Agreement and Release.

10.           All notices, requests, demands, or other communications made pursuant to this Settlement Agreement and Release will be in writing and will be deemed properly given when delivered to the party to whom addressed, or ten (10) calendar days after dispatch by United States mail, first class, postage prepaid, to the parties described herein, with copies to:

If to Xtend:

Carrie Webb Olson, Esq.

Edwards & Angell, LLP

301 Tresser Boulevard

Three Stamford Plaza

Stamford, CT 06901

If to XNI:

Steven T. Shelton, Esq.

Clifford Chance US LLP

31 West 52nd Street

New York, NY 10019-6131

11.           Each party will bear its own attorneys’ fees and costs incurred in connection with the Action and this Settlement Agreement and Release.

12.           This Settlement Agreement and Release shall be binding upon the parties, their affiliates, subsidiaries, employees, agents, successors, and assigns.

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13.        This Settlement Agreement and Release shall be governed by and construed in accordance with New York law, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the law of any jurisdiction other than the State of New York.

14.       This Settlement Agreement and Release represents the entire understanding of the parties, and can be executed in counterparts.

[signature page follows]

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_____________________________
Xtend Communications Corp.

Dated: 07/15/05	By /s/ William Schwartz
Title President

______________________________
Xten Networks, Inc.

Dated: 07/13/05	By /s/ Larry Timlick
Title President

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Exhibit A

CERTIFICATE OF DEPLETION OF INVENTORY AND

DISCONTINUANCE OF USE

In accordance with the terms of the Settlement Agreement and Release dated June 29th, 2005 between Xtend Communications Corp. and XNI, the undersigned hereby certifies that Xten Networks, Inc. ("XNI"), its parent companies, subsidiaries, predecessors-in-interest, licensees or anyone acting under its direction or control, have completely depleted their inventory of products and materials bearing the XTEN trademark and trade name, except for the products and materials exempted under Section 5 of the Settlement Agreement and Release, and are no longer using such mark in commerce.

Dated:    _____________________________

Name:

Title: